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                                                                   Exhibit 10(d)


                    1994 NON-EMPLOYEE DIRECTORS STOCK PLAN


                                      OF


                          BETHLEHEM STEEL CORPORATION


1.   PURPOSE OF THE PLAN.

     The purpose of the 1994 Non-Employee Directors Stock Plan (the "Plan") is to increase the compensation of non-employee directors of Bethlehem Steel Corporation ("Bethlehem") to a level more competitive with other companies and in a manner that links the directors' interests with those of the stockholders.

2.   PARTICIPANTS.

     Participants in the Plan shall consist of directors of Bethlehem who are not employees of Bethlehem or any of its subsidiaries. The term "subsidiary" as used in the Plan means a corporation more than 50% of the voting stock of which shall at the time be owned directly or indirectly by Bethlehem.

3.   SHARES RESERVED UNDER THE PLAN.

     Subject to certain adjustments as set forth in Section 8 hereof, there shall be reserved for issuance under the Plan an aggregate of 100,000 shares of Common Stock of Bethlehem ("Common Stock"). Shares of Common Stock to be issued under the Plan may be authorized and unissued shares of Common Stock, Common Stock held in treasury, or any combination thereof.

4.   ADMINISTRATION OF THE PLAN.

     The Plan shall be administered by the Management Development and Compensation Committee of the Board of Directors of Bethlehem or such other committee of the Board as may be appointed by the Board consisting of not less than three members of the Board of
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Directors (the "Committee"). The Committee shall have authority to interpret the
Plan, to prescribe, amend and rescind the rules and regulations relating to the administration of the Plan, and all such interpretations, rules and regulations shall be conclusive and binding on all persons.

5.   EFFECTIVE DATE OF THE PLAN.

     The Plan shall be submitted to the stockholders of Bethlehem for approval at the Annual Meeting of Stockholders to be held on April 26, 1994, or any adjournment thereof, and, if approved by the stockholders, shall be deemed to have become effective on the date of such approval.

6.   AWARD OF SHARES.

     For each calendar year beginning with the calendar year commencing January 1, 1994, each non-employee director of Bethlehem who is elected a director at the Annual Meeting of Stockholders for such year or at any time thereafter during such year and continues to be a director as of December 1 of such year shall receive an award of 500 shares of Common Stock effective as of such December 1. A participant shall not be required to make any payment for any shares of Common Stock issued under the Plan. Upon the issuance of shares of Common Stock under the Plan, the recipient shall have the entire beneficial ownership interest in, and all rights and privileges of a stockholder as to, such shares, including the right to vote such shares and the right to receive dividends.

7.   RESTRICTION ON TRANSFER OF SHARES.

     No shares of Common Stock received by a participant under the Plan may be sold, assigned, transferred, assigned, pledged or otherwise encumbered or disposed of for a period of six months after receipt of such shares, except in the case of the death or disability of such participant prior to the expiration of such six-month period.

8.   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

     In the event of changes in the outstanding Common Stock of Bethlehem by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations or liquidations, the number and class of

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shares to be issued under the Plan shall be appropriately adjusted by the
Committee.

9.   GOVERNMENT AND OTHER REGULATIONS.

     The obligation of Bethlehem to deliver shares of Common Stock under the Plan shall be subject to (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of a registration statement under the Securities Act of 1933, as amended, as deemed necessary or appropriate by counsel for Bethlehem, and (ii) the condition that such shares shall have been duly listed on the New York Stock Exchange.

10.  AMENDMENT AND TERMINATION OF THE PLAN.

     The Plan may be amended by the Board of Directors of Bethlehem in any respect, provided that, without stockholder approval, no amendment shall (i)
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materially increase the maximum number of shares of Common Stock available for issuance under the Plan, (ii) materially increase the benefits accruing to participants under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan, and provided, further, that the Plan
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may not be amended more than once every six months except to comport with changes in the Internal Revenue Code of 1986, as amended, or the rules thereunder. The Plan may also be terminated at any time by the Board of Directors.

11.  MISCELLANEOUS.

     (a)  No Right to Continue as Director.  Nothing contained in this Plan
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shall be deemed to confer upon any person any right to continue as a director of or to be associated in any other way with Bethlehem.

     (b)  Governing Law.  To the extent that Federal laws do not otherwise
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control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of Delaware.

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